UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023 (February 2, 2023)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
33, Boulevard Prince Henri
L-1724 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2761 4900
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.
Altisource Portfolio Solutions S.A. (“Altisource”, and together with its subsidiaries, the “Company”) including its wholly-owned subsidiary, Altisource S.à r.l. (the “Borrower”) and its subsidiary guarantors, have been in discussions with certain holders (the “Applicable Term Loan Lenders”) of term loans (the “Existing Term Loans”) under its existing credit agreement, dated as of April 3, 2018, among the Borrower, Altisource, the lenders from time to time party thereto, and Morgan Stanley Senior Funding, Inc. as administrative agent and collateral agent (as amended, the “Existing Credit Agreement”), concerning potential financing transactions involving the Company. Accordingly, Altisource and certain of its subsidiaries, the Applicable Term Loan Lenders and lenders holding approximately 98% of the aggregate principal amount of the Existing Term Loans have entered into a transaction support agreement (together with all exhibits, annexes and schedules thereto, the “Transaction Support Agreement”), including a term sheet (the “Term Sheet”) setting forth the principal terms of, among other things, a proposed refinancing of the Company’s Existing Credit Agreement, subject to execution of definitive agreements and approval of lenders holding 99% in aggregate principal amount of the Existing Term Loans.
The Transaction Support Agreement summarizes certain key terms of a potential term loan amendment and maturity extension transaction implemented as an exchange of Existing Term Loans under the Existing Credit Agreement for Exchange First Lien Loans (as defined below) under a new credit agreement (the “New Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement, the Transaction Support Agreement and the Term Sheet.
As further summarized below, the Transaction Support Agreement and the Term Sheet contemplate several actions (including a number of amendments to the Existing Credit Agreement), including:
•The exchange by the Consenting Term Lenders of their Existing Term Loans on a dollar-for-dollar basis for new first lien term loans (the “Exchange First Lien Loans”)
•The maturity date of the Exchange First Lien Loans will be extended to April 2025
•The maturity date of the Exchange First Lien loans will be extended an additional one year to April 2026 upon payment of a 2% payment-in-kind (“PIK”) extension fee provided that the amount of par paydown that the Company makes on the Exchange First Lien Loans (excluding amortization and other required payments) in the aggregate using proceeds of junior capital raises (the “Par Paydown”) prior to the one year anniversary of the effective date of the Transactions (the “Paydown Measurement Date”) is equal to or greater than $30 million (subject to the representations and warranties being true and correct as of such date and there being no default or event of default being in existence as of such date, in each case with respect to the Exchange First Lien Loans). Solely during such extended term, amortization will increase to 12.00% per annum, payable monthly
•The interest rate of the Exchange First Lien Loans will be SOFR + 5.00% cash + 5.00% PIK initially. The PIK component of the interest rate shall be subject to reduction based on the amount of Par Paydown prior to the Paydown Measurement Date as set forth in the table below:

Par Paydown	PIK Component of Interest Rate
Less than $20 million	5.00%
$20 million+ but less than below	4.50%
$30 million+ but less than below	3.75%
$40 million+ but less than below	3.50%
$45 million+ but less than below	3.00%
$50 million+ but less than below	2.50%
$55 million+ but less than below	2.00%
$60 million+ but less than below	1.00%
$65 million+ but less than below	0.50%
$70 million+	0.00%
•If, as of the end of any calendar quarter, (i) the amount of unencumbered cash and/or cash equivalents, regardless of the currency, of the Borrower and its direct and indirect subsidiaries on a consolidated basis plus (ii) the undrawn commitment amount under the Company’s revolving credit agreement (the “Revolver”) is, or is forecast as of the end of the immediately subsequent calendar quarter to be, less than $35 million, then up to 2.00% in interest otherwise payable in cash in the following quarter may be paid in kind at the Company’s election

•On the effective date of the Transactions, Consenting Term Lenders will receive their pro rata share of Warrants (the “Warrants”) that, in the aggregate, will be initially exercisable for up to 19.99% of the outstanding number of shares of common stock, par value $1.00 per share (the “Common Stock”), of the Company immediately prior to the effective date of the Transactions (not pro forma for such issuance and not taking into account any shares of Common Stock sold and issued by Altisource between January 25, 2023 and the effective date of the Transactions, which percentage shall be subject to reduction based on the amount of Par Paydown by the Paydown Measurement Date as set forth in the table below).

Par Paydown	Aggregate Warrants (as percentage of common stock outstanding immediately prior to the Effective Date of the Transactions)
Less than $20 million	19.99%
$20 million+ but less than below	15.99%
$30 million+	10.00%
•The exercise price per share of Common Stock under each Warrant will be equal to $0.01. The Warrants may be exercised at any time on and after the Paydown Measurement Date and prior to their expiration date. The Warrants shall be exercisable on a cashless basis and will be subject to customary anti-dilution provisions. The Warrants, if not previously exercised or terminated, will be automatically exercised in May 2027. The Warrants will be subject to a standard lock-up agreement, subject to customary exceptions, ending two business days after the Paydown Measurement Date
•Term Loan amendment fee will be 1.0%
•Amortization will be 1.0% per year
•The security for the Exchange First Lien Loans will be a first priority lien on substantially all of the assets of the Company that now secure the Existing Credit Agreement, which lien will be pari passu with liens securing the Revolver. The priority of such liens with respect to liens securing any remaining Existing Term Loans that are not exchanged will be determined prior to closing
•The Borrower will pay certain legal fees and costs of certain lenders
•The Revolver will be amended to provide for not less than $15 million of borrowing capacity and the term of the Revolver will be coterminous with the term of the New Credit Agreement
The Transaction Support Agreement includes the satisfaction of certain terms and conditions as summarized below:
•The executing lenders’ obligations under the Transaction Support Agreement are subject to certain conditions, including, without limitation: Company not entering into a credit facility, bond issuance, or other financing, rights offering, or issuing debt or equity securities, except as may be permitted by the Transaction Support Agreement; by the Closing Date, Company entering into the Existing Revolving Credit Agreement Amendment; and Company not purchasing or exchanging, or offering to purchase or exchange, any Existing Term Loans
•The Transaction Support Agreement contains termination rights for the benefit of the Consenting Term Lenders, subject, in certain cases, to cure rights. A majority of the Consenting Term Lenders may terminate the Transaction Support Agreement upon, among other circumstances: a breach by any Company Party of any of its representations, warranties, covenants, or obligations which remains uncured for three business days after the receipt by such Party of written notice of such breach; a Company Party publicly announces, delivers a term sheet for, or enters into a binding agreement to or does consummate, an Alternative Transaction; any Company Party publicly announces its intention to not pursue the Transactions; any Company Party has breached, in any material respect, any of its obligations under the Existing Documents or any related guarantees, security documents, agreements, amendments, instruments, or other relevant documents; the occurrence and, to the extent applicable, continuance beyond any grace or cure period of an event of default set forth in any of the Existing Documents; the failure of the Company Parties to pay the documented and invoiced fees, costs, and out-of-pocket expenses of the Ad Hoc Group Advisors as provided in the Transaction Support Agreement; upon the occurrence of a material adverse effect on the business, operations, assets, liabilities (actual or contingent), or financial condition of the Company Parties and their subsidiaries, taken as a whole
•The Transaction Support Agreement contains termination rights for the benefit of the Company Parties, subject, in certain cases, to cure rights. The Company may terminate the Transaction Support Agreement with respect to any particular Consenting Term Lender (but not as to all of the other Parties) upon a breach by such Consenting Term Lender of any of its representations, warranties, covenants, or obligations which remains uncured for three business days after the receipt by all of the Consenting Term Lenders of written notice of such breach

•Any party to the Transaction Support Agreement may terminate such agreement upon the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of, or the initiation or threatened initiation of any legal action by any governmental authority seeking, any ruling or order making illegal or otherwise enjoining, preventing, or prohibiting the consummation of a material portion of the Transactions, which legal action, threatened initiation of a legal action, ruling, or order has not been withdrawn or discharged after thirty (30) days
We refer to the foregoing collectively as the “Transactions”. Parties to the Transaction Support Agreement agree to support and take all commercially reasonable actions necessary or reasonably requested to facilitate the implementation and consummation of the Transactions. There can be no assurance that the conditions precedent to closing will be satisfied. If the closing date of the Transactions does not occur prior to March 1, 2023, the Transaction Support Agreement will automatically terminate unless such date is extended by mutual written consent of the Company and the Majority Consenting Term Lenders. If the closing date of the Transactions does not occur prior to April 1, 2023, any Consenting Term Lender that does not consent to such extension may terminate the Transaction Support Agreement solely with respect to itself upon notice to the Company and the other Consenting Term Lenders. Although the Company intends to pursue the Transactions in accordance with the terms set forth in the Transaction Support Agreement, there can be no assurance that the Company will be successful in completing the Transactions or any other similar transaction on the terms set forth in the Transaction Support Agreement, on different terms or at all.
This description of the Transaction Support Agreement is not complete and is qualified in its entirety by reference to the Transaction Support Agreement (including the Term Sheet), a copy of which is attached herein as Exhibit 10.1 and incorporated herein by reference and to the Credit Agreement, a copy of which was attached as Exhibit 10.1 to the Company’s Form 8-K filed on April 4, 2018, as previously amended by Amendment No. 1 to Credit Agreement, a copy of which was attached as Exhibit 10.3 to the Company’s Form 10-Q filed on July 26, 2018.
Item 2.02 Results of Operations and Financial Condition.
On February 3, 2023, Altisource issued a press release announcing its financial results for each of the three-month period and fiscal year ended December 31, 2022 as well as the Company’s entry into the Transaction Support Agreement and the contemplated Transactions. A copy of the press release is attached hereto as Exhibit 99.1.
The information in this Item 2.02, including the information in Exhibit 99.1, is furnished solely pursuant to Item 2.02 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. It may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or Securities Act of 1933 if such subsequent filing specifically references this Item 2.02 of this Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Transaction Support Agreement (including the Term Sheet) dated as of February 2, 2023
Exhibit 99.1	Press release issued by Altisource Portfolio Solutions S.A. dated February 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2023

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer